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                                                                    EXHIBIT 10.9


                          METROCORP BANCSHARES, INC.

                             EXECUTIVE BONUS PLAN

                                I. PLAN PURPOSE

     The purpose of the Executive Bonus Plan (the "Plan") is to provide a means through which METROCORP BANCSHARES, INC., a Texas corporation, (the "Company"), may provide additional incentive and reward opportunities designed to enhance the profitable growth of the Company to Don J. Wang, Chairman of the Board and Chief Executive Officer of MetroBank, N.A., a national banking association and wholly owned subsidiary of the Company (the "Bank") and David Tai, President of the Bank (individually, an "Executive Officer" and collectively, "Executive Officers"), upon whom the responsibilities of the successful administration and management of the Bank and the Company rest, as long as the Executive Officers are serving in their above-stated capacities. Accordingly, the Plan provides for the annual award of Incentive Stock Options, Non-Qualified Stock Options, shares of Common Stock, or any combination of the foregoing, as is best suited to the circumstances, if a certain Return on Equity is achieved for that year as provided herein.

                               II.  DEFINITIONS

     2.1 "Award" means, individually or collectively, any Option or award of Common Stock.

     2.2  "Bank" means MetroBank, N.A.

     2.3  "Board" means the Board of Directors of the Company.

     2.4 "Change of Control" means the occurrence of any of the following events: (i) the Company shall not be the surviving entity in any merger, consolidation or other reorganization (or survives only as a subsidiary of an entity other than a previously wholly-owned subsidiary of the Company), (ii) the Company's subsidiary bank is merged or consolidated into, or otherwise acquired by, an entity other than a wholly-owned subsidiary of the Company, (iii) the Company sells, leases or exchanges all or substantially all of its assets to any other person or entity (other than a wholly-owned subsidiary of the Company),
(iv) the Company is to be dissolved and liquidated, (v) any person or entity, including a "group" as contemplated by Section 13(d)(3) of the 1934 Act, acquires or gains ownership or control (including, without limitation, power to vote or control the voting) of more than 50% of the outstanding shares of the Company's voting stock (based upon voting power), or (vi) as a result of or in connection with a contested election of directors, the persons who were directors of the Company before such election shall cease to constitute a majority of the Board.

     2.5 "Change of Control Value" shall mean (i) the per share price offered to shareholders of the Company in any such merger, consolidation, reorganization, sale of assets or dissolution transaction, (ii) the price per share offered to shareholders of the Company in any tender offer or
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exchange offer whereby a Change of Control takes place, or (iii) if such Change of Control occurs other than pursuant to a tender or exchange offer, the Fair Market Value per share of the shares into which Awards are exercisable, as determined by the Committee, whichever is applicable. In the event that the consideration offered to shareholders of the Company consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash.

     2.6   "Code" means the Internal Revenue Code of 1986, as amended.
Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to any section and any regulations under such section.

     2.7 "Committee" means the Compensation Committee of the Board which shall be (i) constituted so as to permit the Plan to comply with Rule 16b-3 and (ii) composed solely of "outside directors," within the meaning of section 162(m) of the Code and applicable interpretive authority thereunder.

     2.8 "Common Stock" means the Company's Common Stock, $1.00 par value per share.

     2.9   "Company" means MetroCorp Bancshares, Inc.

     2.10  "1934 Act" means the Securities Exchange Act of 1934, as amended.

     2.11 "Executive Officers" means Don J. Wang, while serving as Chairman of the Board and Chief Executive Officer of the Bank, and David Tai, while serving as President of the Bank.

     2.12 "Fair Market Value" means, as of any specified date, the mean of the high and low sales prices of the Common Stock (i) reported by the any interdealer quotation system on which the Common Stock is quoted on that date or
(ii) if the Common Stock is listed on a national stock exchange, reported on the stock exchange composite tape on that date; or, in either case, if no prices are reported on that date, on the last preceding date on which such prices of the Common Stock are so reported. If the Common Stock is traded over the counter at the time a determination of its fair market value is required to be made hereunder, its fair market value shall be deemed to be equal to the average between the reported high and low or closing bid and asked prices of Common Stock on the most recent date on which Common Stock was publicly traded. In the event Common Stock is not publicly traded at the time a determination of its value is required to be made hereunder, the determination of its fair market value shall be made by the Committee in such manner as it deems appropriate.

     2.13  "Holder" means an Executive Officer who has been granted an Award.

     2.14 "Incentive Stock Option" means an incentive stock option within the meaning of section 422(b) of the Code, commonly known as "qualified" stock options.

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     2.15  "Nonqualified Stock Option" means an option granted under Section
VIII of the Plan to purchase Common Stock which does not constitute an Incentive Stock Option.

     2.16 "Option" means an award granted under Section VIII of the Plan and includes both Incentive Stock Options to purchase Common Stock and Nonqualified Stock Options to purchase Common Stock.

     2.17 "Option Agreement" means a written agreement between the Company and a Holder with respect to an Option.

     2.18 "Plan" means the MetroCorp Bancshares, Inc. Executive Bonus Plan, as amended from time to time.

     2.19 "Return on Equity" means for any year the net income of the Company as reflected on the Company's audited Statement of Income for such year divided by the average amount of shareholder's equity outstanding during such year. Return on Equity shall be expressed as a percentage to the second decimal point.

     2.20 "Rule 16b-3" means SEC Rule 16b-3 promulgated under the 1934 Act, as such may be amended from time to time, and any successor rule, regulation or statute fulfilling the same or a similar function.

                             III.  ADMINISTRATION

     3.1 The Committee shall be responsible for the administration of the Plan.

     3.2 Subject to the provisions of the Plan, the Committee, by majority action of its members, is authorized to interpret the Plan, prescribe, amend, and rescind rules and regulations relating to the Plan, provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company, and make all other determinations necessary or advisable for the administration of the Plan. The determinations, interpretations, and other actions of the Committee pursuant to the provisions of the Plan shall be binding and conclusive for all purposes and on all persons.

     3.3 The Committee shall have sole authority, in its discretion, to determine the type of Award to be granted and the number of Options or shares of Common Stock which may be issued to each Executive Officer each year. In making such determination, the Committee may take into account the Executive Officer's contributions to the Company's performance.

                      IV.  SHARES AUTHORIZED FOR ISSUANCE

     4.1 Subject to Section IX, the aggregate number of shares of Common Stock that may be issued under the Plan shall not exceed 50,000. The Common Stock issued under this Plan shall be authorized and unissued or treasury shares of Common Stock of the Company. Shares of

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Common Stock shall be deemed to have been issued under the Plan only to the extent actually issued and delivered pursuant to an Award. To the extent that an Award lapses or the rights of the Executive Officer to the Award terminate or the Award is paid in cash, any shares of Common Stock subject to such Award shall again be available for the grant of an Award. Separate stock certificates shall be issued by the Company for those shares acquired pursuant the exercise of an Incentive Stock Option and for those shares acquired pursuant to the exercise of a Nonqualified Stock Option.

                         V.  ANNUAL BONUS; PROCEDURES

     5.1 For each of the five calendar years beginning with 2000 and ending with 2004, up to an aggregate of 10,000 shares of Common Stock shall be issuable to the Executive Officers collectively subject to Options or pursuant to awards of Common Stock, subject to the following terms and conditions:

          (a) For each calendar year, an aggregate of 10,000 shares of Common Stock is issuable pursuant to the grant of options or awards of Common Stock to the eligible Executive Officers collectively, but only in the event the Company shall have achieved a Return on Equity in excess of 13.0% for such calendar year.

          (b) Return on Equity for any calendar year shall be determined by the independent public accounting firm of the Company after such firm has completed its audit of the Company's financial statements for such calendar year. The determination of such firm for any calendar year shall be final, binding and conclusive for all purposes.

          (c) The total shares issuable to the Executive Officers as a group for any calendar year (as determined pursuant to subparagraph 5.1(c) above) shall be divided among such Executive Officers based on the determination of the Compensation Committee, in its sole discretion, of each individual's contributions to the Company's performance for that calendar year.

     5.2 Any shares of Common Stock issued to an Executive Officer pursuant to the Plan for any calendar year shall be deemed to be fully paid and nonassessable shares of Common Stock on the date of issuance. Only whole shares of Common Stock shall be issued; fractional shares shall be rounded up to the nearest whole share.

                     VI.  EFFECTIVE DATE AND TERM OF PLAN

     6.1 The Plan shall become effective upon the date of its approval by the Company's Board of Directors, subject to approval of the Plan by the Company's shareholders within 12 months thereafter.

     6.2 The Plan shall be effective for five calendar years beginning in 2000 and ending in 2004.

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                               VII.  ELIGIBILITY

     7.1 Awards may be granted to Executive Officers once per calendar year in accordance with the provisions set forth in Section V hereof. An Executive Officer shall be eligible to participate in the Plan during a calendar year only if the Executive Officer served in such position during the entire calendar year and on December 31 of such calendar year. Subject to the limitations set forth in the Plan, such Award may include an Incentive Stock Option, a Nonqualified Stock Option, a stock award or any combination thereof.

                             VIII.  STOCK OPTIONS

     8.1 Option Period. The term of each Option shall be as specified by the Committee at the date of grant.

     8.2 Limitations on Exercise of Option. An Option shall be exercisable in whole or in such installments and at such times as determined by the Committee.

     8.3 Special Limitations on Incentive Stock Options. To the extent that the aggregate Fair Market Value (determined at the time the respective Incentive Stock Option is granted) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under all incentive stock option plans of the Company and its parent and subsidiary corporations exceeds $100,000, such Incentive Stock Options shall be treated as Nonqualified Stock Options as determined by the Committee. The Committee shall determine, in accordance with applicable provisions of the Code, Treasury Regulations and other administrative pronouncements, which of an optionee's Incentive Stock Options will not constitute Incentive Stock Options because of such limitation and shall notify the optionee of such determination as soon as practicable after such determination. No Incentive Stock Option shall be granted to an individual if, at the time the Option is granted, such individual owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary corporation, within the meaning of section 422(b)(6) of the Code, unless (i) at the time such Option is granted the option price is at least 110% of the Fair Market Value of the Stock subject to the Option and (ii) such Option by its terms is not exercisable after the expiration of five years from the date of grant.

     8.4 Option Agreement. Each Option shall be evidenced by an Option Agreement in such form and containing such provisions not inconsistent with the provisions of the Plan as the Committee from time to time shall approve, including, without limitation, provisions to qualify an Incentive Stock Option under section 422 of the Code. An Option Agreement may provide for the payment of the option price, in whole or in part, by the delivery of a number of shares of Common Stock (plus cash if necessary) having a Fair Market Value equal to such option price. Each Option Agreement shall provide that the Option may not be exercised earlier than six months from the date of grant and shall specify the effect of termination of employment on the exercisability of the Option. Moreover, an Option Agreement may provide for a "cashless exercise" of the Option by establishing procedures whereby the Holder, by a properly-executed written notice, directs (i) an immediate

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market sale or margin loan respecting all or a part of the shares of Common
Stock to which he is entitled upon exercise pursuant to an extension of credit by the Company to the Holder of the option price, (ii) the delivery of the shares of Stock from the Company directly to a brokerage firm and (iii) the delivery of the option price from the sale or margin loan proceeds from the brokerage firm directly to the Company. Such Option Agreement may also include, without limitation, provisions relating to (i) vesting of Options, subject to the provisions hereof accelerating such vesting on a Change of Control, (ii) tax matters (including provisions (y) permitting the delivery of additional shares of Common Stock or the withholding of shares of Common Stock from those acquired upon exercise to satisfy federal or state income tax withholding requirements and (z) dealing with any other applicable employee wage withholding requirements), and (iii) any other matters not inconsistent with the terms and provisions of this Plan that the Committee shall in its sole discretion determine. The terms and conditions of the respective Option Agreements need not be identical.

     8.5 Option Price and Payment. The price at which a share of Common Stock may be purchased upon exercise of an Option shall be determined by the Committee, but (i) such purchase price shall not be less than the Fair Market Value of Stock subject to an Incentive Stock Option on the date the Incentive Stock Option is granted and (ii) such purchase price shall be subject to adjustment as provided in Section IX. The Option or portion thereof may be exercised by delivery of an irrevocable notice of exercise to the Company. The purchase price of the Option or portion thereof shall be paid in full in the manner prescribed by the Committee.

     8.6 Shareholder Rights and Privileges. The Holder shall be entitled to all the privileges and rights of a shareholder only with respect to such shares of Common Stock as have been purchased under the Option and for which certificates of stock have been registered in the Holder's name.

                   IX.   RECAPITALIZATION OR REORGANIZATION

     9.1 The shares with respect to which Awards may be granted are shares of Common Stock as presently constituted, but if, and whenever, prior to the expiration of an Award theretofore granted, the Company shall effect a subdivision or consolidation by the Company, the number of shares of Common Stock with respect to which such Award may thereafter be exercised or satisfied, as applicable, (i) in the event of an increase in the number of outstanding shares shall be proportionately increased, and the purchase price per share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares shall be proportionately reduced, and the purchase price per share shall be proportionately increased.

     9.2 If the Company recapitalizes or otherwise changes its capital structure, thereafter upon any exercise or satisfaction, as applicable, of an Award theretofore granted the Holder shall be entitled to (or entitled to purchase, if applicable) under such Award, in lieu of the number of shares of Common Stock then covered by such Award, the number and class of shares of stock and securities to which the Holder would have been entitled pursuant to the terms of the recapitalization

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if, immediately prior to such recapitalization, the Holder had been the holder of record of the number of shares of Common Stock then covered by such Award.

     9.3 In the event of a Change of Control, all outstanding Options shall immediately vest and become exercisable or satisfiable, as applicable. Further, in the event of a Change of Control, the Committee, in its discretion shall act to effect one or more of the following alternatives with respect to outstanding Options, which may vary among individual Holders and which may vary among Options held by any individual Holder: (i) determine a limited period of time on or before a specified date (before or after such Change of Control) after which specified date all unexercised Options and all rights of Holders thereunder shall terminate, (ii) require the mandatory surrender to the Company by selected Holders of some or all of the outstanding Options held by such Holders (irrespective of whether such Options are then exercisable under the provisions of the Plan) as of a date, before or after such Change of Control, specified by the Committee, in which event the Committee shall thereupon cancel such Options and the Company shall pay to each Holder an amount of cash per share equal to the excess, if any, of the Change of Control Value of the shares subject to such Option over the exercise price(s) under such Options for such shares, (iii) make such adjustments to Options then outstanding as the Committee deems appropriate to reflect such Change of Control (provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary to Options then outstanding) or (iv) provide that thereafter upon any exercise of an Option theretofore granted the Holder shall be entitled to purchase under such Option, in lieu of the number of shares of Common Stock then covered by such Option the number and class of shares of stock or other securities or property (including, without limitation, cash) to which the Holder would have been entitled pursuant to the terms of the agreement of merger, consolidation or sale of assets and dissolution if, immediately prior to such merger, consolidation or sale of assets and dissolution the Holder has been the holder of record of the number of shares of Common Stock then covered by such Option. The provisions contained in this paragraph shall be inapplicable to an Award granted within six (6) months before the occurrence of a Change of Control if the Holder of such Award is subject to the reporting requirements of Section 16(a) of the 1934 Act. The provisions contained in this paragraph shall not terminate any rights of the Holder to further payments pursuant to any other agreement with the Company following a Change of Control.

     9.4 In the event of changes in the outstanding Common Stock by reason of recapitalization, reorganizations, mergers, consolidations, combinations, exchanges or other relevant changes in capitalization occurring after the date of the grant of any Option and not otherwise provided for by this Section IX, any outstanding Options and any agreements evidencing such Options shall be subject to adjustment by the Committee at its discretion as to the number and price of shares of Common Stock or other consideration subject to such Options. In the event of any such change in the outstanding Common Stock, the aggregate number of shares available under the Plan may be appropriately adjusted by the Committee, whose determination shall be conclusive.

     9.5 The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities ahead

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of or affecting Stock or the rights thereof, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

     9.6 Any adjustment provided for in Section 9.1 through 9.4 inclusive shall be subject to any required shareholder action.

     9.7 Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares of obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to Awards theretofore granted or the purchase price per share, if applicable.

                   X. AMENDMENT AND TERMINATION OF THE PLAN

     The Board in its discretion may terminate the Plan at any time with respect to any shares for which Awards have not theretofore been granted. The Board shall have the right to alter or amend the Plan or any part thereof from time to time; provided that no change in any Option theretofore granted may be made which would impair the rights of the Holder without the consent of the Holder (unless such change is required in order to cause the benefits under the Plan to qualify as performance-based compensation within the meaning of section 162(m) of the Code and applicable interpretive authority thereunder), and provided, further, that the Board may not, without approval of the shareholders, amend the
Plan:

          (a) to increase the maximum number of shares which may be issued on exercise or surrender of an Option, except as provided in Section IX;

          (b)  to change the Option price;

          (c) to change the individuals eligible to receive Awards or materially increase the benefits accruing to the Executive Officers under the Plan;

          (d) to extend the maximum period during which Awards may be granted under the Plan;

          (e) to modify materially the requirements as to eligibility for participation in the Plan; or

          (f) to decrease any authority granted to the Committee hereunder in contravention of Rule 16b-3.

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                XI. TRANSFER RESTRICTIONS; INTENTION TO COMPLY
                        WITH APPLICABLE SECURITIES LAWS

     11.1 Any shares of Common Stock issued pursuant to the Plan may not be resold for a period of six months following the issuance of such shares of Common Stock, or such longer period as may be required to comply with federal or state securities laws.

     11.2 It is intended that the Plan and any award of Common Stock made to an Executive Officer pursuant to the Plan meet all of the requirements of Rule 16b-3 of the Securities Exchange Act of 1934, as amended. If any provision of the Plan or any such award of Common Stock would disqualify the Plan or the award of Common Stock hereunder, or would otherwise not comply with Rule16b-3, such provision or award of Common Stock shall be construed or deemed amended to conform to Rule 16b-3.

     11.3 All transactions pursuant to the terms of the Plan shall only be effective at such time as counsel to the Company shall have determined that such transaction will not violate federal or state securities or other laws. The Committee may, in its sole discretion, defer the effectiveness of such transaction to pursue whatever actions may be required to ensure compliance with such federal or state securities or other laws.

     11.4 All certificates for shares of Common Stock delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Company may deem advisable under the rules, regulations and other requirements of the Company, any stock exchange upon which the Common Stock is then listed and any applicable federal or state securities laws, and the Company may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

                            XII. WITHHOLDING TAXES

     12.1 Whenever the Company issues shares of Common Stock under the Plan, the Company shall have the right to require the Executive Officer to remit to the Company an amount sufficient to satisfy any federal, state and/or local withholding tax requirements prior to the delivery of any certificate or certificates for such shares. Alternatively, at the Company's discretion, the Company may issue only such number of shares of Common Stock net of the number of shares sufficient to satisfy the withholding tax requirements. For withholding tax purposes, the shares of Common Stock shall be valued at their Fair Market Value on the date the withholding obligation is incurred.

                             XIII.  MISCELLANEOUS

     13.1 This Plan shall be construed in accordance with the laws of the State of Texas.

     13.2 No Right to An Award. Neither the adoption of the Plan by the Company nor any action of the Board or the Committee shall be deemed to give an Executive Officer any right to be granted an Award to purchase Common Stock, an Award to receive shares of Common Stock or any

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of the rights hereunder except as may be evidenced by an Award or by an Option
Agreement on behalf of the Company, and then only to the extent and on the terms and conditions expressly set forth therein. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of funds or assets to assure the payment of any Award.

     13.3 Restrictions on Transfer. An Option shall not be transferable otherwise than by will or the laws of descent and distribution or pursuant to a "qualified domestic relations order" as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder, and shall be exercisable during the Holder's lifetime only by such Holder or the Holder's guardian or legal representative.

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